EXHIBIT 32.1

CHIEF EXECUTIVE OFFICER SARBANES-OXLEY SECTION 906
CERTIFICATION FOR ANNUAL REPORT ON FORM 10-K

In connection with the annual report on Form 10-K of Castle Holding Corp. (the “Company”) for the year ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(1) except for the inclusion of unaudited financial statements without a report of an independent registered public accounting firm, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 27, 2013	By:	/s/ George R. Hebert
George R. Hebert
Chief Executive Officer